EXHIBIT 10.3

OPTION NO:

GRANITE CITY FOOD & BREWERY LTD.

STOCK OPTION AGREEMENT

PURSUANT TO 1997 DIRECTOR STOCK OPTION PLAN

Granite City Food & Brewery Ltd., a Minnesota corporation (the “Company”), hereby grants to                                 (the “Optionee”), an option to purchase the number of shares of the Company’s Common Stock, $.01 par value per share (the “Stock”), set forth herein. The Stock shall be issued at the price determined as provided herein, and shall be in all respects subject to the terms, definitions and provisions of the Granite City Food & Brewery Ltd. 1997 Director Stock Option Plan (the “Plan”) adopted by the Company, which is incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein.

W I T N E S S E T H :

1.                                       Grant of Option.  Pursuant to the provisions of the Plan and subject to the additional conditions set forth herein, the Optionee has been automatically granted on the date hereof the right and option to purchase from the Company all or a part of an aggregate of 15,000 shares of Stock, subject to adjustment as provided in Section 4(d) of the Plan, at the purchase price of $             per share (the “Option”).  The Option does not constitute an incentive stock option within the meaning of Section 422 of the Code.

2.                                       Terms and Conditions.  It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions and to the terms and conditions of the Plan:

(a)                                  Expiration Date.  The Option shall expire five (5) years after the date hereof.

(b)                                 Exercise of Option.  The Option shall become exercisable in full on the first anniversary of the grant of the Option, provided that the Optionee shall have maintained Continuous Service as a Director throughout such 12-month period.  The Option shall be exercisable only while the Optionee serves as an outside director of the Company, and for a period twelve (12) months after ceasing to be an outside director pursuant to Section 10 of the Plan.  Any exercise shall be accompanied by a written notice to the Company specifying the number of shares as to which the Option is being exercised.  Notation of any partial exercise shall be made by the Company on Schedule I attached hereto.

(c)                                  Payment of Purchase Price Upon Exercise.  At the time of any exercise, the purchase price of the shares as to which the Option is exercised shall be paid in cash to the Company, unless, in accordance with the provisions of Section 9(b) of the Plan, the Board shall permit payment of the purchase price in another manner.

(d)                                 Exercise Upon Death or Termination of Status as a Director.

(i)                                     Termination of Status as a Director.  If the Optionee ceases to serve as a director, the Optionee may, but only within twelve (12) months after the date the Optionee ceases to be an outside director of the Company, exercise his Option to the extent the Optionee was entitled to exercise it at the date of such termination.  To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

(ii)                                  Death of Optionee.  In the event of the death of the Optionee occurring:

(A)                              during the term of the Option, and provided that the Optionee was at the time of death a director of the Company and had been in Continuous Service as a director since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Service a director for twelve (12) months after the date of death; or

(B)                                within thirty (30) days after the termination of Continuous Service as a director, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination of Continuous Service as a director.

(e)                                  Non-Transferability of Options.  The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order and may be exercised, during the lifetime of the Optionee, only by the Optionee.

(f)                                    Adjustments Upon Changes in Capitalization.  The number of shares of Common Stock covered by the Option and the per share exercise price of the Option shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, or options or rights to purchase shares of Common Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

(g)                                 No Rights as Shareholder.  The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock subject to this Option prior to the date of issuance to him of a certificate or certificates for such shares.

(h)                                 No Right to Continued Status as a Director.  The Option shall not confer upon the Optionee any right with respect to continued status as a director of the Company, nor shall it interfere in any way with the right of the Company or its shareholders to terminate his status as a director of the Company at any time.

(i)                                     Compliance with Law and Regulations.  This Option and the obligation of the Company to sell and deliver shares of its Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.  The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (i) compliance with the regulations of the NASD or any stock exchange on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.  Moreover, this Option may not be exercised if its exercise or the receipt of shares of Common Stock pursuant hereto would be contrary to applicable law.

3.                                       Investment Representation.  As a condition to the exercise of the Option, the Company may require the person exercising the Option to represent and warrant at the time of exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required by any relevant provisions of law.  The shares of Common Stock issued pursuant to the Option may be issued with appropriate legends on the stock certificates representing the shares, and the Company may place stop transfer orders with respect to such shares.

4.                                       Optionee Bound by Plan.  The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

5.                                       Notices.  Any notice hereunder to the Company shall be addressed to it at its principal executive offices; and any notice hereunder to the Optionee shall be addressed to him at the address set forth below; subject to the right of either party to designate at any time hereunder in writing some other address.

6.                                       Counterparts.  This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its Chief Executive Officer and the Optionee has executed this Agreement, both as of the day and year set forth below.

DATE OF GRANT:                               ,

GRANITE CITY FOOD & BREWERY LTD.

By:
Steven J. Wagenheim
Chief Executive Officer

Optionee (signature):

Name and address of Optionee:

SCHEDULE I - NOTATIONS AS TO PARTIAL EXERCISE

Date of Exercise	Number of Purchased Shares	Balance of Shares on Option	Authorized Signature	Notation Date

I-1